UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 26, 2006
PROLINK HOLDINGS CORP.
(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

0-25007	65-0656268

(Commission File Number)	(IRS Employer Identification No.)

410 South Benson Lane, Chandler, AZ	85224

(Address of Principal Executive Offices)	(Zip Code)
(480) 961-8800

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On October 26, 2006, ProLink Solutions LLC (“ProLink Solutions”), the operating subsidiary of ProLink Holdings Corp. (the “Company”), entered into a Settlement Agreement (the “Settlement Agreement”) by and among GPS Industries, Inc. (“GPS”), Elumina Iberica S.A. (“Elumina”) and Elumina Iberica Limited (with Elumina and ProLink Solutions, the “Defendants”). ProLink Solutions, for and on behalf of the Defendants, agreed to pay GPS $1,200,000 (the “Settlement Payment”) in settlement of GPS’s claim that the Defendants allegedly infringed GPS’s European Patent 0 617 794 B1. GPS had previously filed an action in the Patents County Court in England against the Defendants. The Settlement Payment is to be paid by an initial payment of $202,500, followed by nineteen payments of $52,500 each, payable every three months, starting on February 1, 2007. In consideration of the Settlement Payment, the Company granted to the Company a non-exclusive paid-up license in specified patents owned by GPS in Australia, Japan and certain countries in Europe with respect to products for a golf course using GPS technology.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     On October 26, 2006, ProLink Solutions entered into a Settlement Agreement by and among GPS Industries, Inc., ProLink Solutions, Elumina Iberica S.A. and Elumina Iberica Limited, the materials terms of which are described above under Item 1.01.
Item 9.01 Financial Statements and Exhibits
(c)	Exhibits

Number	Description

10.1	Settlement Agreement, dated October 26, 2006, 2006, by and among GPS Industries, Inc., ProLink Solutions LLC, Elumina Iberica S.A. and Elumina Iberica Limited.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 31, 2006	PROLINK HOLDINGS CORP.

	By:	/s/ Lawrence D. Bain

	Name:	Lawrence D. Bain
	Title:	President and Chief Executive Officer

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